Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our audit letter as of December 31, 2018, included in the Annual Report on Form 10-K of HighPoint Resources Corporation for the fiscal year ended December 31, 2018, as well as in the notes to the financial statements included therein. We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, and to our audit letter as of December 31, 2018, into HighPoint Resources Corporation's previously filed Registration Statements on Form S-8 (No. 333-224199) and Registration Statement on Form S-3 (No. 333-225273 and No. 333-225274) in accordance with the requirements of the Securities Act of 1933, as amended.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
February 26, 2019